U.S. SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          URBANA.CA, INC.
       (Exact name of registrant as specified in its charter)

                Nevada                             88-0393257
       (State of Incorporation)             (I.R.S. Employer ID No.)

750 West Pender Street, Suite 804, Vancouver, British Columbia V6C 2T8
               (Address of principal executive offices)        (Zip Code)

    Retainer Stock Plan for Non-Employee Directors and Consultants
                       (Full title of the Plan)

Brian F. Faulkner, Esq., 3900 Birch Street, Suite 113, Newport
Beach, California 92660
             (Name and address of agent for service)

                          (949) 975-0544
   (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE

                                 Proposed
Title of                         Maximum     Proposed
Securities to be    Amount to    Offering    Aggregate    Amount of
Registered          Registered   Price       Offering     Registration
                                 Per Share   Price        Fee
Common
Stock               483,000      $0.001      $483.00      $0.13

(1) The Offering Price is used solely for purposes of estimating the registration fee pursuant to Rule 457(h) promulgated
pursuant to the Securities Act of 1933.   The Offering Price per
Share is established pursuant to a Retainer Stock Plan for Non-Employee Directors and Consultants, set forth in Exhibit 4.1 to this Form S-8 (see Exhibit Index on page 6).

PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

See Item 2 below.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
INFORMATION.

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following are hereby incorporated by reference:

(a) The Registrant's latest annual report on Form 10-KSB for the fiscal year ended December 31, 1998, filed on March 31, 1999.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registration documents referred to in (a) above.

(c) A description of the securities of the Registrant is contained in a Form 10-SB filed on December 17, 1998.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article VII of the Registrant's bylaws provide for the indemnification of the directors and officers of the registrant against expense of any action to which he was or is a party to is threatened to be made a party by reason of the fact that he is or was an officer of the registrant. Such indemnification shall be available if the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, and, if it is a criminal action, he had no reasonable cause to believe his conduct was unlawful. If the action be one by or in the right of the registrant to procure a judgment in its favor, then in addition to the preceding requirements, an officer or director shall be indemnified only is he is not adjudged to be liable for negligence or misconduct in the performance of his duty to the registrant, or is he is adjudged to be liable for negligence or misconduct in such performance, then he shall be indemnified only to the extent that the court in which such action was brought shall determine that in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses incurred. If there is indemnification, then it shall be for expenses actually and reasonably incurred by him in connection with such action.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Consultants Elizabeth Counter and Kathy Reid each originally obtained their shares being registered under this Registration Statement pursuant to a resolution of the Board of Directors of the Registrant dated January 5, 2000. Consultants Loretta Paul and Lorna Seaton each originally obtained their shares being registered under this Registration Statement pursuant to a resolution of the Board of Directors of the Registrant dated January 28, 2000.

All of these shares being registered were issued pursuant to the provisions of Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933. These issuances of the shares was made to only these four individuals without any publicity, and after the Registrant determined that they had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of the prospective investment.

ITEM 8.  EXHIBITS.

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM 9.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:
(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information

(h) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Vancouver, Province of British Columbia, on February 21, 2000.

                                       Urbana.ca, Inc.

                                       By:  /s/ Robert S. Tyson
                                       Robert S. Tyson, Secretary

                    Special Power of Attorney

The undersigned constitute and appoint Robert S. Tyson their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature             Title                              Date

/s/ Jason Cassis      President and Director       February 21, 2000
Jason Cassis

/s/ Robert Tyson      Secretary and Director       February 21, 2000
Robert Tyson

/s/ Robert Hoegler    Treasurer and Director       February 21, 2000
Robert Hoegler

/s/ Mario Aiello      Director                     February 21, 2000
Mario Aiello

/s/ Greg Alexanian    Director                     February 21, 2000
Greg Alexanian

                           EXHIBIT INDEX

Exhibit                                                  Method of
Number              Description                          Filing

4.1       Retainer Stock Plan for Non-Employee Directors
          and Consultants                                See Below

4.2       Consulting Agreement (Elizabeth Counter)       See Below

4.3       Consulting Agreement (Kathy Reid)              See Below

4.4       Media Consulting Contract (Loretta Paul)       See Below

4.5       Consulting Agreement (Lorna Seaton)            See Below

5         Opinion Re: Legality                           See Below

23.1      Consent of Accountant                          See Below

23.2      Consent of Counsel                             See Below

24        Special Power of Attorney                      See
                                                         Signature
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